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CUSIP No.  589643105                  13G                     Page 7 of 8 Pages
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                          EXHIBIT 1 TO SCHEDULE 13G
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                                 June 10, 1996
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           MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT INC., hereby agree that, unless differentiated, this Schedule 13G is filed on of the parties.



BY:      /s/ PETER A. NADOSY
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         Morgan Stanley Asset Management Inc.
         Peter A. Nadosy/ Vice Chairman



BY:      --------------------------------------------------------------------
         Morgan Stanley Group Inc.
         Edward J. Johnsen/ Vice President Morgan Stanley & Co., Incorporated